EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Science and Engineering, Inc. Receives $18.2 Million Order for OmniView Gantry Cargo and Vehicle Inspection Systems for Saudi Arabia Customs

AS&E Joins with Al Zamil Group to Supply Multiple High-Energy Inspection Systems to Secure Borders

BILLERICA, Mass. – Oct.1, 2009 – American Science and Engineering, Inc. (AS&E®) (NASDAQ: ASEI), a leading worldwide supplier of innovative X-ray detection solutions, announced today the receipt of a $18.2 million order from Al Zamil Group, a global leader in industrial, petrochemical, and service sectors for multiple OmniView™ Gantry cargo and vehicle inspection systems. The order will supply OmniView Gantry systems to Saudi Arabia Customs for border security applications.

“We are very pleased to join with Al Zamil Group to supply AS&E’s patented technology to Saudi Arabia Customs to safely and efficiently scan containerized cargo,” said Anthony Fabiano, President and CEO. “AS&E is working closely with Al Zamil Group to provide our state-of-the-art technology to inspect high-risk containers for contraband on Saudi Arabia’s borders. The OmniView Gantry’s high penetration capability enables Customs authorities to inspect very dense and complex cargo while providing a rapid cycle-time for inspection.”

The OmniView Gantry system provides 6 MeV high-energy transmission inspection for high penetration into inspected objects. The system’s scanning platform operates by moving on rails past stationary vehicles and cargo.

About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection systems. With over 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), HM Revenue & Customs (U.K.), Hong Kong Customs, and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Public Relations Contact:

Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
978-440-8392	978-262-8700
dana@redjavelin.com	lberman@as-e.com

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.